EXHIBIT 32.2
Section 906 Certification of Principal Financial Officer
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Novelis Inc. (Novelis), hereby certifies that Novelis’ Annual Report on Form 10-K/A for the year ended December 31, 2005 (Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Novelis.

/s/ Rick Dobson

Rick Dobson
Chief Financial Officer
(Principal Financial Officer)
Date: October 19, 2006
     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report.

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